Agreement and Plan of Corporate Separation


     AGREEMENT made September 22, 1995, among Addington Resources, Inc., a Delaware corporation ("ARI"), Addington Holding Company, Inc., a Delaware corporation ("AHC"), and Larry Addington and Bruce Addington (collectively, the "ARI Shareholders").

     WHEREAS, ARI, through AHC, its wholly owned subsidiary, owns all of the issued and outstanding shares of common stock of Belize River Fruit Co. ("Belize"), and AHC and Belize own all of the issued and outstanding shares of common stock of Barton Creek Farm Limited ("Barton Creek")(such shares of Belize and Barton Creek are collectively referred to as the "Company Shares"). Belize and Barton Creek are each a "Company," and collectively, the "Companies"; and

     WHEREAS, in furtherance of its strategy to concentrate its resources on its environmental businesses, ARI, and AHC, has determined that it is in its best interests to divest certain of its subsidiaries engaged in non-environmental businesses, including the Companies; and

     WHEREAS, the ARI Shareholders are shareholders of ARI and are fully informed of all matters relating to the Companies, having served as directors and/or officers of the Companies; and

     WHEREAS, ARI and AHC desire to split-off and distribute to the ARI Shareholders, and the ARI Shareholders desire to acquire, all of the Company Shares, in exchange for 1,000,000 shares of the issued and outstanding common stock of ARI (the "ARI Shares") currently owned by the ARI Shareholders; and

     WHEREAS, the parties intend the exchange transaction to qualify, for Federal income tax purposes, as a tax-free split-off under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

     Accordingly, the parties hereto hereby agree as follows:

     1. TRANSFER OF COMPANY AND ARI SHARES. On the terms and subject to the conditions of this Agreement, on the Closing Date (as hereafter defined), ARI will distribute, transfer and deliver, or cause to be distributed, transferred and delivered to the ARI Shareholders, free and clear of all liens, claims and encumbrances of any kind, all of the Company Shares in exchange for 1,000,000 ARI Shares owned by the ARI Shareholders, subject to adjustment to account for any stock dividends, stock splits, or other similar change in the number of ARI Shares outstanding as of the Closing Date (the "Exchange"). Schedule 1 attached hereto sets out the number of ARI Shares to be transferred and the number of Company Shares to be received in exchange by each ARI Shareholder.

     1. CLOSING. The closing of the transactions contemplated by this Agreement shall occur on October 23, 1995 or as soon thereafter as all of the conditions in Section 3 have been satisfied or waived, provided, however, that if the Closing shall not have occurred on or before November 6, 1995, either party shall have the right to terminate all of its rights and obligations hereunder (the "Closing Date").

     3.   CONDITIONS TO CLOSING.

     (a) ARI SHAREHOLDERS' OBLIGATION. The obligation of the ARI Shareholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the ARI Shareholders) as of the Closing of the following conditions:

          (i) The representations and warranties of AHC and ARI made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date, and AHC and ARI shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by AHC and ARI by the time of the Closing.

          (ii) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect, and no statute, rule or regulation of any governmental authority or instrumentality shall have been promulgated or enacted, as of the Closing which restrains or prohibits the transaction contemplated herein.

         (iii) No action, suit or other proceeding by any person to restrain or prohibit the transaction contemplated herein or seeking material damages in connection therewith shall be pending which in the written opinion of the ARI Shareholders' counsel is reasonably likely to succeed.

          (iv) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated.

           (v) The conditions to the Buyer's obligations under that Stock Purchase Agreement among AHC, ARI, Addington Acquisition Company, Inc., the ARI Shareholders and Robert Addington shall have been satisfied or waived.

          (b) ARI'S AND AHC'S OBLIGATION. The obligation of ARI and AHC to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by ARI and AHC) as of the Closing of the following conditions:

          (i)  The representations  and  warranties of the ARI
Shareholders made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date, and the ARI Shareholders shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the ARI Shareholders by the time of the Closing;

         (ii) No injunction or order of any court or administrative agency or instrumentality shall be in effect, and no statute, rule or regulation of any governmental authority of competent jurisdiction shall have been promulgated or enacted, as of the Closing which restrains or prohibits the transaction contemplated herein.

        (iii) No action, suit or other proceeding by any person to restrain or prohibit the transaction contemplated herein or seeking material damages in connection therewith shall be pending which in the written opinion of ARI's and AHC's counsel is reasonably likely to succeed.

         (iv) The waiting period under the HSR Act shall have expired or been terminated.

          (v) ARI and AHC shall have been released from all guarantees, if any, given for the benefit of the Companies.

         (vi) ARI and AHC shall have received all necessary approvals of the transactions contemplated by this Agreement from the Boards of Directors of ARI and AHC, and where applicable, the Companies.

        (vii) ARI shall have received an opinion from special Delaware counsel to the effect that the transactions contemplated in this Agreement do not require the approval of the stockholders of ARI under Delaware General Corporation Law.

       (viii) The conditions to AHC's obligations under that Stock Purchase Agreement among AHC, ARI, Addington Acquisition Company, Inc., the ARI Shareholders and Robert Addington shall have been satisfied or waived.

     4.   REPRESENTATIONS  AND WARRANTIES OF ARI  AND  AHC.   ARI  and  AHC
jointly and severally represent and warrant that:

     (a) Each of ARI and AHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder.

     (b) The execution, delivery and performance of this Agreement by ARI and AHC have been duly authorized by all requisite corporate action and will not conflict with or result in a violation of or default (with or without notice or the lapse of time or both) under, or give rise to a lien, encumbrance or right of termination, cancellation or acceleration of an obligation under, the certificate or articles of incorporation or bylaws of ARI, AHC or any Company, any material note, bond, mortgage, indenture or deed of trust to which ARI, AHC or any Company is a party, or any judgment, order or decree or material statute, law, ordinance, rule or regulation applicable to ARI, AHC or any Company of any of their respective assets or property. This Agreement has been duly executed and delivered by ARI and AHC and constitutes a valid and binding obligation of ARI and AHC enforceable against them in accordance with its terms. No consent or approval of, or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other third party is required to be obtained or made by or with respect to ARI, AHC or either Company or any of their respective affiliates in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereby other than compliance with and filings under the HSR Act and the Securities and Exchange Act of 1934.

     (c) Each Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Other than the Company Shares identified in Exhibit A, neither Company is obligated to or bound by any agreement pursuant to which it may become obligated to offer, issue or sell any of its security.

     (d) The Company Shares to be transferred to the ARI Shareholders under Section 1 hereof are, and on the Closing Date will be, all of the issued and outstanding stock of the Companies, fully paid and nonassessable, and free and clear of any liens, claims, charges, encumbrances, security interests, options and restrictions of any kind. Other than this Agreement, the Company Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Company Shares.

     (e) To the knowledge of the directors and executive officers of ARI and AHC (other than the ARI Shareholders), the Companies have conducted business only in the ordinary course and have not made any payments to ARI or AHC except in the ordinary course (whether in the form of distributions, management fees, tax sharing payments or otherwise) since June 30, 1995.

     5. REPRESENTATIONS AND WARRANTIES OF THE ARI SHAREHOLDERS. The ARI Shareholders jointly and severally represent and warrant that:

     (a) This Agreement has been duly executed and delivered by the ARI Shareholders and constitutes a valid and binding obligation of the ARI Shareholders enforceable against them in accordance with its terms. No consent or approval of, or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other third party is required to be obtained or made by or with respect to the ARI Shareholders in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereby other than compliance with and filings under the HSR Act and the Securities and Exchange Act of 1934.

     (b)  The 1,000,000 ARI Shares to be transferred  by  them to ARI under
Section 1 hereof are, and on the Closing Date will be, fully paid and nonassessable and free and clear of any liens or encumbrances.

     (c) The Company Shares are being acquired by the ARI Shareholders for investment and not for the purpose of engaging in a distribution. The ARI Shareholders acknowledge that the transferability of the Company Shares will be restricted under the Securities Act of 1933 and applicable state securities laws, and that the certificates representing the Company Shares will be a legend to that effect.

     6.   COVENANTS  OF  ARI  AND  AHC.   ARI and AHC covenant and agree as
follows:

     Except as expressly permitted by the terms of this Agreement, from the date hereof to the Closing, ARI and AHC will cause the business of each Company to be conducted in the ordinary course in substantially the same manner as presently conducted and will make all reasonable efforts
consistent  with   past   practices  to  preserve  its  relation- ships  with
customers, employees, suppliers and others with whom such Company deals. In addition, except as otherwise expressly permitted by the terms of this Agreement, ARI and AHC will not permit any Company to do any of the following without the prior written consent of the ARI Shareholders respectively:

          (i) amend its Articles of Incorporation or By-laws;

          (ii) declare or pay any dividend or make any other distributions to its shareholders whether or not upon or in respect of any shares of its capital stock except to the working extent that the capital of the Companies on a combined basis as of the Closing Date shall not be greater than zero;

          (iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv) grant to any employee, officer or director any increase in compensation or benefits, or enter into any employment contract or adopt, amend or terminate any profit sharing, compensation, bonus, deferred compensation, pension, retirement or other employee benefit plan, agreement, fund, trust or arrangement, for the benefit or welfare of any employee;

          (v) incur   or   assume   any  liabilities,  capitalized  leases,
operating leases, bonds, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness;

          (vi) permit, allow or suffer any of its assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind;

          (vii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

           (viii) except as contemplated by this Agreement, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with either ARI or any of its affiliates;

          (ix) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

          (x) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than inventory) which are material individually, or in the aggregate, to such Company;

          (xi) make or incur any capital expenditure or expenditures which, individually, is in excess of $5,000 or, in the aggregate, are in excess of $25,000;

          (xii) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business consistent with past practice;

          (xiii) enter into any lease of real property;

          (xiv) hire or terminate any employee of the Companies without cause, or pay or agree to pay any severance or termination pay with respect thereto; or

          (xv) agree, whether in writing or otherwise, to do any of the foregoing.
          ARI and AHC shall not, and shall not permit any Company to, take any action that would, or that could reasonably be expected to, result in
(i) any of its representations and warranties set forth in this Agreement becoming untrue, or (ii) any of the conditions to the obligations of the parties not being satisfied.

     6. COVENANTS OF THE ARI SHAREHOLDERS. The ARI Shareholders shall not take any action that would, or that could reasonably be expected to, result in (i) any of their representations and warranties set forth in this Agreement becoming untrue in any material respect, or (ii) any of the conditions to their obligations under this Agreement not being satisfied in any material respect;

     7.   TAX INDEMNIFICATION.

     (a) ARI shall indemnify the ARI Shareholders and their affiliates (including each Company) and each of their respective officers, directors, employees and agents and hold them harmless from (i) all liability for Taxes of any Company for the Pre-Closing Tax Period and (ii) all liability (as a result of Treasury Regulation 1.1502-6 or otherwise) for Taxes of any Affiliated Group or any member of any Affiliated Group and (iii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) and (ii) above.

     (b) The ARI Shareholders shall, and shall cause each Company to, indemnify ARI and its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from (i) all liability for Taxes of each such Company (other than Taxes described in clauses (a)(i) or (a)(ii) of this Section 7) and (ii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) above.

     (c) In the case of any taxable period that includes (but does not end on) the Closing Date (each a "Straddle Period"):

          (i) real, personal and intangible property Taxes ("Property Taxes") of any Company attributable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

          (ii) the Taxes of any Company (other than Property Taxes and severance Tax) attributable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

ARI's indemnity obligation in respect of Taxes for a Straddle Period that are ARI's responsibility under this Section 7 shall initially be effected by its payment to the relevant Company of the excess of (x) such Taxes for the Pre-Closing Tax Period over (y) the amount of such Taxes paid by ARI or any of its affiliates (other than any Company) at any time plus the amount of such Taxes paid or accrued by any Company on or prior to the Closing Date. ARI shall initially pay such excess to the relevant Company within five days prior to the due date of any return, report or form with respect to Straddle Period Taxes. If the amount of such Taxes paid by ARI or any of its affiliates (other than any Company) at any time plus the amount of such Taxes paid or accrued by any Company on or prior to the Closing Date exceeds the amount payable by ARI pursuant to the preceding sentence, such Company shall pay to ARI the amount of such excess (a) in the case of Property Taxes, at the Closing and (b) in all other cases, within five days prior to the due date of the return, report or form with respect to the final liability for such Taxes is required to be filed.

     (d) The payments to be made pursuant to this Section 7 by any person with respect to Taxes shall be appropriately adjusted to reflect any final determination with respect to such Taxes.

     (e) For purposes of this Section 7, (A) "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes, charges, fees, levies and assessments, and any other governmental impositions of any kind whatsoever, which may be imposed, no matter how measured or applied, including all interest, penalties and additions imposed with respect to such amounts; (B) "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day; and (C) "Affiliated Group" shall mean each affiliated group (within the meaning of Section 1504 of the Code) or consolidated, combined or unitary group (under any state or local Tax law) of which any such Company is or has been a member and which ARI is the common parent within the meaning of Section 1504 of the Code or any analogous provision of state or local Tax law.

     8. INDEMNIFICATION BY ARI. ARI shall indemnify the ARI Shareholders and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 7) to the extent arising from (i) any breach of any representation or warranty of ARI and AHC contained in this Agreement, certificate, instrument or other document delivered by it pursuant hereto, or (ii) any breach of any covenant of ARI and AHC contained in this Agreement.

     9. INDEMNIFICATION BY THE ARI SHAREHOLDERS. The ARI Shareholders shall indemnify ARI, its affiliates, and each of their respective officers, directors, employees and agents and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 7) to the extent arising from (i) any breach of any representation or warranty of the ARI Shareholders contained in this Agreement, certificate, instrument or other document delivered by it pursuant hereto, or (ii) any breach of any covenant of the ARI shareholders contained in this Agreement.

     10. SURVIVAL OF REPRESENTATIONS. The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for purposes of Sections 8 and 9 of this Agreement and (i) in the case of representations, other than those contained in Sections 4(a), (b), (c) and (d) and in Sections 5(a)-(c), shall terminate at the close of business one year following the Closing Date, (ii) in the case of the representations contained in Sections 4(a)-
(d) and Sections 5(a)-(c) shall not terminate.

     11.  FURTHER AGREEMENTS.

     (a) AMENDMENTS. No amendment to this Agreement shall be effective unless it shall be in writing and signed by both parties hereto. Each party acknowledges that no officer, employee, agent or other representative of the other party has authority, actual or apparent, to bind such other party to any amendment or other modification of this Agreement, except pursuant to a written document properly executed by an authorized representative of such other party.

     (b)  COUNTERPARTS.   This  Agreement  may  be executed in one or  more
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. For purposes of this Section 11, a counterpart shall be deemed delivered when
transmitted   by  facsimile  and  upon  receipt  of  confirmation  of  such transmission by the delivering party.
      (c)  ENTIRE  AGREEMENT.   This  Agreement,  including the Exhibits and
Schedules   attached   hereto,   constitutes  the  entire   agreement   and
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     (e)   TAX  RETURNS.   ARI  shall  file  any Tax returns  in  a  manner
consistent with the stated intent of this Agreement to effect a tax-free split-off under Section 355 of the Code.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                              ADDINGTON HOLDING COMPANY, INC.


                              By /s/ Howard Berkowitz
                                 Name   Howard Berkowitz
                                 Title  Chairman



                              ADDINGTON RESOURCES, INC.


                              By /s/ Howard Berkowitz
                                 Name  Howard Berkowitz
                                 Title Chairman



                              /s/ Larry Addington
                              LARRY ADDINGTON


                              /s/ Bruce Addington
                              BRUCE ADDINGTON



297.14361
258K142.2

                            SCHEDULE 1

     (a) Title to Shares of Each Company. Seller is the record and beneficial owner of a number of shares of each Company set forth opposite its name below. Each company is duly organized in the sate listed and qualified as a foreign corporation, if any, in the state(s) listed.

                              State of Incorporation
Company                       (Qualification)
Barton Creek Farm Limited     Belize

Belize River Fruit Co.        Kentucky

     (b) The authorized capital stock of each Company consists solely of the following:

Company
Barton Creek Farm Limited     49,999 shares issued to Belize River
                               Fruit Co.
                              1 share issued to AHC

Belize River Fruit Co.        1000 shares of stock authorized
                              No par value
                              100 shares issued and outstanding

ARI Shareholders' ARI Shares
Larry Addington               850,000
Bruce Addington               150,000
